UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

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NTN Buzztime, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When	Friday, June 3, 2016, 9:00 a.m. Pacific Time

Where	Online via a live audio webcast at www.virtualshareholdermeeting.com/NTN2016

Items of Business	1.	To elect six directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified;

	2.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

	3.	To approve an amendment to our restated certificate of incorporation to give effect to, first, a reverse split of our outstanding common stock at an exchange ratio of 1-for-100 and, then, immediately following such reverse split, a forward split of our outstanding common stock at a ratio that is not less than 2-for-1 nor greater than 4-for-1, with the final ratio to be selected by our board of directors in its sole discretion;

	4.	To approve, on an advisory basis, the compensation of our named executive officers;

	5.	To vote on, an advisory basis, regarding the frequency of future voting on the compensation of our named executive officers; and

	6.	To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies in support of the approval of the amendment to our restated certificate of incorporation described in proposal 3, above.

Record Date	April 8, 2016. Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote	Please vote your shares promptly to ensure the presence of a quorum at the meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card. Please follow the instructions beginning on page [3] of the accompanying proxy statement to vote.

Carlsbad, California	By Order of the Board of Directors,
April 22, 2016
/s/ SANDRA GURROLA
Sandra Gurrola Vice President of Finance and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2016: The Proxy Statement and Annual Report to Stockholders are available at www.buzztimebusiness.com/investor-relations-financial-reports/.

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL ANNUAL MEETING INFORMATION

General

NTN Buzztime, Inc. (“NTN Buzztime,” “we,” “us,” “our” or the “Company”) has prepared these materials for use at its 2016 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We expect that hosting a virtual meeting will enable increased stockholder attendance and participation from any location around the world.

The Annual Meeting is scheduled to begin at 9:00 a.m. Pacific Time, on June 3, 2016. As discussed in more detail below, you will be able to attend the Annual Meeting online, submit your questions during the meeting and vote during the meeting by visiting www.virtualshareholdermeeting.com/NTN2016. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to vote via the Internet, by telephone or by mail.

The proxy materials were first sent or made available to stockholders on or about April 22, 2016. The Company is soliciting proxies for use at the Annual Meeting. The mailing address of our principal executive offices is 2231 Rutherford Road, Suite 200, Carlsbad, California 92008.

Notice of Internet Availability of Proxy Materials

In accordance with rules of the Securities and Exchange Commission (“SEC”), we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, unless a stockholder previously elected to receive printed copies of the proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to stockholders instead of mailing printed copies. The Notice provides instructions on how to access the proxy materials via the Internet and how to request a printed set of the proxy materials at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Attending and Participating in the Virtual Annual Meeting

Only stockholders of record at the close of business on April 8, 2016, the record date for the Annual Meeting, and those who hold a valid proxy on their behalf, will be entitled to attend and vote at the Annual Meeting. We expect the webcast of the Annual Meeting to begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

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Stockholders of Record. If your shares were registered directly in your name with our transfer agent at the close of business on the record date, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NTN2016 and using your 16-digit control number on your Notice or your proxy card (if you received a printed copy of the proxy materials) to enter the meeting.

Beneficial Owners of Shares Held in Street Name. If your shares were held in an account at a brokerage firm, bank, dealer or other similar organization at the close of business on the record date, then you are a beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of the Annual Meeting. You are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other organization that holds your account. We suggest that you contact your broker or other organization for additional information.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendations

The proposals you will be asked to vote on and the recommendations of our board of directors are:

Proposal		Voting Recommendation
1.	To elect six directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified	FOR

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	FOR

3.	To approve an amendment to our restated certificate of incorporation to give effect to, first, a reverse split of our outstanding common stock at an exchange ratio of 1-for-100 and, then, immediately following such reverse split, a forward split of our outstanding common stock at a ratio that is not less than 2-for-1 nor greater than 4-for-1, with the final ratio to be selected by our board of directors in its sole discretion	FOR

4.	To approve, on an advisory basis, the compensation of our named executive officers	FOR

5.	To vote on, an advisory basis, regarding the frequency of future voting on the compensation of our named executive officers	3 YEARS

6.	To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies in support of the approval of the amendment to our restated certificate of incorporation described in proposal 3, above	FOR

Except for the proposals described above, our board of directors is not aware of any other matters to be presented for a vote at the Annual Meeting. However, if a matter requiring a vote of our stockholders is properly presented for a vote during the Annual Meeting, the recommended vote of our board of directors will be communicated to stockholders present at the Annual Meeting at that time and the proxy holders intend to vote the shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our board of directors.

Record Date and Voting

Our common stock is the only class of voting stock outstanding. Each share of our common stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of our common stock at the close of business on the record date, April 8, 2016, are entitled to notice of and to vote at the Annual Meeting. There were approximately 92,439,174 shares of our common stock outstanding as of the close of business on the record date.

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How to Vote

Stockholders of Record. If you are a stockholder of record of shares of our common stock, there are four ways to vote:

●	Online During the Annual Meeting. You may vote online during the Annual Meeting through the link www.virtualshareholdermeeting.com/NTN2016. The 16-digit control number provided on your Notice or proxy card is necessary to access this site.

●	Via the Internet. You may instruct the proxies how to vote your shares via the Internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2016. Have the Notice or your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	By Telephone. You may instruct the proxies how to vote your shares by dialing 1.800.690.6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2016. Have the Notice or your proxy card in hand when you call and then follow the instructions.

●	By Mail. You may instruct the proxies how to vote your shares by completing the proxy card and mailing it back in the envelope provided.

The proxy holders identified in the proxy card will vote all shares of our common stock represented by a properly completed and executed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions. If you submit your executed proxy but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposals 1, 2, 3, 4, 6 and, with respect to Proposal 5, in favor of holding future advisory votes on the compensation of our named executive officers every three years. If any other matter is properly presented at the Annual Meeting, the proxy holders will vote shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our board of directors.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares of our common stock held in street name, you may vote:

●	Online During the Annual Meeting. If you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

●	Other Options. You may submit your voting instructions in the manner prescribed by the brokerage firm, bank, dealer or other similar organization that holds your shares by following the instructions provided by that organization. The options may include via the Internet, by telephone and by mail.

What happens if I do not vote?

Stockholders of Record. If you are a stockholder of record and do not vote by telephone, through the Internet, by completing a proxy card or online during the Annual Meeting, your shares will not be voted.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares of our common stock held in street name, and if you do not submit voting instructions to the brokerage firm, bank, dealer or other similar organization that holds your shares, that organization may generally vote your shares in its discretion on proposals designated as “routine” under the rules of the New York Stock Exchange (“NYSE”) but that organization cannot vote on “non-routine” proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will inform the inspector of election that it does not have the authority to vote on that proposal with respect to your shares. This is generally referred to as a “broker non-vote.”

Proposal 2 (the proposal to ratify the appointment of Squar Milner LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2016) is considered a routine proposal under NYSE rules. All of the other proposals described in this Proxy Statement are considered non-routine proposals under NYSE rules. Accordingly, if you hold your shares in street name and you do not submit voting instructions to the brokerage firm, bank, dealer or other similar organization that holds your shares, that organization may exercise its discretion to vote your shares on Proposal 2 but will not be permitted to vote your shares on Proposals 1, 3, 4, 5 or 6.

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Revocability of Proxies

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy instructions at any time before your shares have been voted by:

●	delivering a written notice of revocation to our Secretary;

●	delivering later-dated proxy instructions (either by returning a later-dated proxy card or delivering your voting instructions again by telephone or the Internet (only your latest telephone or Internet voting instructions submitted before 11:59 p.m. Eastern Time on June 2, 2016 will be counted)); or

●	attending the virtual Annual Meeting online and voting online during the meeting and before polls close (please note that attending the Annual Meeting, in and of itself, will not revoke your proxy instructions).

Any written notice of revocation or later-dated proxy card should be delivered to the address below so that it is received by our Secretary by the close of business on June 2, 2016.

NTN Buzztime, Inc.
Attention: Secretary
2231 Rutherford Road, Suite 200
Carlsbad, California 92008

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Quorum

The presence, in person (including by remote communication via the webcast of the Annual Meeting) or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions will be counted as present for purposes of determining the presence of a quorum. If you submit a properly executed proxy via the Internet or by telephone or by mail, regardless of whether you abstain from voting on one or more proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

Solicitation

We will bear the cost of soliciting proxies. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of our common stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. We do not expect these costs to be significant. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, electronic mail or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

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PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Election

Our bylaws provide that the number of directors constituting the whole board of directors shall be determined by our board of directors from time to time. The number of directors as determined by our board of directors is currently six, and our board of directors currently consists of six members. Our restated certificate of incorporation provides for the annual election of all of our directors. Vacancies on our board of directors (including vacancies created by an increase in the authorized number of directors) may be filled solely by our board of directors. A director appointed by our board of directors to fill a vacancy resulting from the death, resignation, disqualification or removal of a director would hold office for the remainder of the full term of the director whose death, resignation, disqualification or removal created such vacancy, and a director appointed by our board of directors to fill a vacancy resulting from an increase in the authorized number of directors would hold office until the next annual meeting of stockholders and, in each case, until such director’s successor is elected and qualified.

Based upon the recommendation of our nominating and corporate governance/compensation committee, our board of directors has selected the nominees identified in the table below for election as directors at the Annual Meeting. Each such nominee is currently serving on our board of directors and each has indicated a willingness to continue to serve as a director if elected. If any of them should decline or be unable to serve as a director, however, the proxy holders will vote for the election of another person as our board of directors recommends. If elected, nominees will hold office until our 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

Name	Age	Director Since
Jeff Berg	56	2008
Ram Krishnan	40	2014
Mary Beth Lewis	58	2009
Steve Mitgang	54	2010
Tony Uphoff	59	2013
Paul Yanover	49	2012

Jeff Berg has served on our board of directors since August 2008 and as chairman of our board of directors since November 2008. From July 2012 until September 2014, he served as our chief executive officer. Mr. Berg has served as chief executive officer of Surfline/Wavetrack Inc., a digital media business, since May 2015, and as chairman of its board of directors since 2001. Mr. Berg is a private investor currently serving as the managing member of the General Partner of Matador Capital Partners, LP, an investment partnership that he founded in 2007. He was also the lead director of Swell Commerce, Inc., a direct marketer of surf apparel and accessories, a company that he co-founded in 1999, until it was sold in December 2009 to Billabong International. From July 2000 to April 2001, Mr. Berg served as interim chief executive officer of Swell. He was also founder and sole stockholder of Airborne Media LLC, a specialty media company that he founded in 2006, which operates web sites and publishes magazines and other niche-market print products, and sold the majority of its assets in 2009. Between 1995 and 2000, Mr. Berg was chairman of the board of directors of AccentHealth, a provider of segmented, patient education-oriented TV programming to medical waiting rooms. Mr. Berg has over 20 years of experience as a professional investor. From 1994 to 2006, he served as the chief investment officer of Matador Capital Management, and prior to that time, he worked for nine years at Raymond James Financial as a securities analyst. Mr. Berg holds a B.S. in Business Administration from the University of Florida. Mr. Berg was chosen to serve on our board of directors because of his experience with out-of-home and digital media, as well as Mr. Berg being a significant stockholder of our Company.

Ram Krishnan was appointed as our chief executive officer and to our board of directors in September 2014. From November 2011 until March 2014, Mr. Krishnan served as senior vice president of Active Network, a cloud-based activity and participant management solutions provider. From May 2008 to November 2011, Mr. Krishnan served as the global vice president and general manager of GE Healthcare. Mr. Krishnan was chosen to serve on our board of directors because of our boards’ belief that our chief executive officer should serve on our board of directors, as well as Mr. Krishnan’s substantial business development experience, leadership skills and extensive experience in transitioning businesses through changing market and business conditions.

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Mary Beth Lewis has served on our board of directors since February 2009. Ms. Lewis is currently a senior instructor of marketing in the Leeds School of Business at the University of Colorado Boulder, a position she’s held since January 2014. From August 2009 to December 2013 and also from August 2006 to May 2007, she served as an accounting instructor in the College of Business at Colorado State University. From August 2007 to January 2009, Ms. Lewis served as chief financial officer of Fresh Produce Sportswear, Inc., a women’s apparel company. From October 2001 to April 2005, Ms. Lewis served as chief financial officer of Noodles & Company, a restaurant chain. From September 1992 to July 2001, she served as chief financial officer of Wild Oats Markets, Inc., a national natural foods grocery store chain. From 2005 to 2015, Ms. Lewis served on the board of directors for eBags, Inc., an online retailer of bags and accessories, where she also served as the chairman of its audit committee. Ms. Lewis holds two undergraduate degrees from West Virginia University: a B.A. in Psychology and a B.S. in Speech Pathology and Audiology. Ms. Lewis also holds an MBA in Accounting and Finance from the University of Pittsburgh. Ms. Lewis was chosen to serve on our board of directors because of her financial and corporate governance expertise and her prior experience as a chief financial officer.

Steve Mitgang has served on our board of directors since August 2010. Since June 2012, Mr. Mitgang has been serving as chief executive officer of SmartDrive Systems, a company that provides driving intelligence solutions that improve safety, reduce collisions and improve fuel efficiency, and he also has served on SmartDrive’s board of directors since June 2012. From February 2011 until December 2013, he served on the board of directors of MapMyFitness, Inc., an online business featuring fitness-oriented social networks and training applications. From 2007 to 2009, Mr. Mitgang was the president and chief executive officer of Veoh Networks, an Internet television company. Prior to his tenure at Veoh Networks, Mr. Mitgang worked at Yahoo! from 2003 to 2007. Mr. Mitgang joined Yahoo! after its acquisition of Overture Services, where he was the head of the performance marketing group. From 2001 to 2003, Mr. Mitgang was president and chief executive officer of Keylime Software, a web analytics company that was acquired by Overture Services during Mr. Mitgang’s leadership. Mr. Mitgang holds a degree in Architecture from the University of California, Berkeley. Mr. Mitgang was chosen to serve on our board of directors because of his extensive experience in business development, marketing and advertising within the digital media and technology industries.

Tony Uphoff has served on our board of directors since March 2013. Since January 2013, Mr. Uphoff has been serving as chief executive officer of Business.com Media, Inc., a leading online B2B solutions company. From September 2006 until June 2012, Mr. Uphoff served as chief executive officer of UBM TechWeb, a provider of digital media, live event and marketing services. Prior to UBM TechWeb, Mr. Uphoff was the founder and chief executive officer of Beliefnet.com, president of VNU Media’s Entertainment Group and publisher of The Hollywood Reporter and InformationWeek. Mr. Uphoff was chosen to serve on our board of directors because of his extensive business, marketing and media industry experience.

Paul Yanover has served on our board of directors since July 2012. Mr. Yanover currently serves as president of Fandango, LLC, a position he has held since October 2012. From February 2011 to September 2012 he served as president of Lookout Interactive Media, a consulting practice focused on strategy, product development, marketing and monetization for digital media, technology and entertainment companies. From June 2006 to January 2011, Mr. Yanover served as executive vice president and managing director of Disney Online. From December 2001 to June 2006 he was senior vice president in charge of Disney’s Parks and Resorts Online and was a founding executive of the Buena Vista Game Entertainment Studio, a startup within Disney. From July 1999 to December 2001, Mr. Yanover was co-founder and chief executive officer of Ceiva Logic, a consumer electronics company. Since June 2011, Mr. Yanover has served on the board of directors of Clarity Media Group, LLC, a media company. Mr. Yanover holds a double honors Bachelor of Science degree in computer science and economics from the University of Western Ontario, and a Master of Computer Science from the University of Southern California. Mr. Yanover was chosen to serve on our board of directors because of his extensive experience in developing and monetizing digital media, marketing and game environments.

Required Vote. The election of directors is determined by a plurality of the votes cast. Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes will be elected as directors. Withheld votes, abstentions and broker non-votes will not have any effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED IN THIS PROPOSAL.

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PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2016. Squar Milner has served as our independent registered public accounting firm since December 2013. Our bylaws do not require that our stockholders ratify the appointment of Squar Milner as our independent registered public accounting firm. However, we are submitting the appointment of Squar Milner to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Squar Milner. Even if the appointment is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Squar Milner are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote. Assuming a quorum is present, the appointment of Squar Milner as our registered independent public accounting firm for the fiscal year ending December 31, 2016 will be ratified by our stockholders if a majority of the votes cast are “FOR” this proposal. Abstentions and broker non-votes (if any) will not have any effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 3
AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT IMMEDIATELY FOLLOWED BY A
FORWARD STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK

Introduction

We are asking our stockholders to approve an amendment to our restated certificate of incorporation that would effect, first, a reverse stock split (the “Reverse Split”) of our common stock at a ratio of 1-for-100 (the “Reverse Exchange Ratio”) and, then, immediately following the Reverse Split, a forward stock split (the “Forward Split”) of our common stock at a ratio that is not less than 2-for-1 nor greater than 4-for-1, with the final ratio to be selected by our board of directors in its sole discretion (the “Forward Exchange Ratio”). Together, the Reverse Split and the Forward Split are referred to as the “Reverse/Forward Split.” The proposed amendment to our restated certificate of incorporation is attached to this Proxy Statement as Exhibit A (the “Reverse/Forward Split Amendment”).

Under Delaware law, our state of incorporation, in order to amend our restated certificate of incorporation, our board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability and directing that the amendment proposed be considered by our stockholders. Our board of directors adopted a resolution setting forth the Reverse/Forward Split Amendment on February 24, 2016, declared it advisable and is submitting it to our stockholders for consideration at the Annual Meeting.

If our stockholders approve the Reverse/Forward Split Amendment, our board of directors will have authority to give effect to the Reverse/Forward Split any time before June 30, 2016. No additional stockholder action would be required. However, our board of directors reserves the right, notwithstanding stockholder approval of this proposal and without further action by our stockholders, to elect not to proceed with the Reverse/Forward Split if, at any time our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse/Forward Split.

In determining whether to effect the Reverse/Forward Split and, if so, the Forward Exchange Ratio and date on which to effect it, our board of directors will consider primarily the anticipated effect of the Reverse/Forward Split as it relates to addressing the concern of the NYSE Regulation, Inc. regarding the low trading price of our common stock. See “—Reasons for the Reverse/Forward Split” and “—Certain Risks Associated with the Reverse/Forward Split,” below. Our board of directors may also consider, among other things, those market or business factors deemed relevant by our board of directors at that time, including, but not limited to, existing and expected marketability and liquidity of our common stock, prevailing stock market conditions, business developments affecting us and the trading price and trading volume of our common stock.

Reasons for the Reverse/Forward Split

Our board of directors approved the Reverse/Forward Split and the Reverse/Forward Split Amendment primarily because our board of directors believes that effecting the Reverse/Forward Split could, in certain circumstances, be an effective means of addressing the concern of the NYSE Regulation, Inc. regarding the low trading price of our common stock discussed below. In addition, our board of directors believes that the Reverse/Forward Split could make our common stock more attractive to a broader range of institutional and other investors and would reduce certain of our costs.

Under Section 1003(f)(v) of the NYSE MKT Company Guide (the “Company Guide”), NYSE MKT LLC (“NYSE MKT”) will normally consider suspending dealings in, or delisting, common stock from the exchange if the common stock is selling for a substantial period of time at a low price per share and if the issuer fails to effect a reverse split of such stock within a reasonable time after being notified that NYSE MKT deems such action to be appropriate under all the circumstances. NYSE Regulation, Inc. staff informed us that it is concerned that our common stock may not be suitable for auction trading due to its low selling price, and, in accordance with Section 1003(f)(v), that it deems it appropriate for us to effect a reverse stock split or other action within a reasonable amount of time, or become subject to the continued listing evaluation and follow-up procedures set forth in Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings. The NYSE MKT can also take accelerated delisting action if our common stock trades at levels viewed to be abnormally low.

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The Reverse/Forward Split will result in fewer shares of our common stock outstanding, which the board of directors expects should have the effect of increasing the per share trading price of our common stock in an amount approximately equivalent to the ratio in which the number of outstanding shares of common stock was decreased. If the Reverse/Forward Split successfully increases the per share trading price of our common stock, our board of directors believes this increase will enable us to address the concern of the NYSE Regulation, Inc. regarding the low trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business (including the market’s perception of and reaction to a proposal for or the implementation of the Reverse/Forward Split) may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse/Forward Split will increase the per share trading price of our common stock or successfully address the concern of the NYSE Regulation, Inc. regarding the low trading price of our common stock, or that the trading price of our common stock will not decrease in the future. See, “—Certain Risks Associated with the Reverse/Forward Split,” below.

If the per share trading price of our common stock increases as a result of the Reverse/Forward Split as described above, our board of directors also believes that our common stock may be more attractive to a broader range of institutional investors, professional investors and other members of the investing public, many of whom have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

We also expect the Reverse/Forward Split to result in certain cost savings for the Company. The costs of administering the account of each stockholder of record are the same regardless of the number of shares held in each account. Therefore, our costs to maintain accounts that holds fewer than 100 shares of our common stock (which account for approximately [●%] of all of our stockholders) are disproportionately high when compared to the total number of shares involved. These costs can include printing and postage costs to mail the proxy materials and annual report, and similar costs associated with required mailings to beneficial owners holding shares in street name through a nominee (i.e., a bank or broker). In addition, we will pay lower annual NYSE MKT listing fees as a result of having a fewer number of shares of common stock outstanding.

Our board of directors believes that effecting the Reverse/Forward Split is in the Company’s and our stockholders’ best interests for the reasons discussed above. If our stockholders do not approve this proposal, we may be unable to maintain the listing of our common stock on the NYSE MKT, which could adversely affect the liquidity and marketability of our common stock.

Certain Risks Associated with the Reverse/Forward Split

●	There can be no assurance that the Reverse/Forward Split will result in an increase in the trading price of our common stock above the price that the NYSE MKT views as a low trading price per share, or that even if the trading price of our common stock does increase above such price, that the increased trading price will be sustained for any period of time, all of which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. Moreover, even if the trading price of our common stock does increase above the price that the NYSE MKT views as a low price per share, there can be no assurance that we will continue to meet the other NYSE MKT listing requirements.

●	Immediately following the effective date of the Reverse/Forward Split, we will have fewer outstanding shares, which may reduce the trading liquidity of our common stock. Accordingly, the total market capitalization of our common stock after the Reverse/Forward Split may be lower than it was before the Reverse/Forward Split.

●	The Reverse/Forward Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

●	The Reverse/Forward Split will not change the number of authorized shares of our common stock. However, upon the effectiveness of the Reverse/Forward Split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding as a result of the Reverse/Forward Split. Our board of directors can issue the authorized shares of our common stock (or equity securities convertible into or exchangeable or exercisable for such shares) from time to time as it may deem advisable and without stockholder approval. Future issuances of our common stock would have a dilutive effect on the earnings or loss per share, book value per share, voting power and percentage interest of the holders of our then-outstanding shares of capital stock. We do not have any plans, arrangements or understandings for the newly available authorized shares of our common stock that would be available as a result of Reverse/Forward Split.

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The table below sets forth, as of the record date and for illustrative purposes only, certain approximated effects of the Reverse/Forward Split on our common stock assuming a Forward Exchange Ratio of 2-for-1 and of 4-for -1 (in each case, without giving effect to the treatment of fractional shares). The percentages represent the percentage of the total number of authorized shares of common stock both prior to and after giving effect to the Reverse/Forward Split.

	Prior to Reverse/Forward Split		After Reverse/Forward Split and Assuming a Forward Exchange Ratio of
Number of Shares	Original	%	2-for-1%		4-for-1%
Authorized	168,000,000	100%	168,000,000	100%	168,000,000	100%
Issued and outstanding	92,439,174	55%	1,848,783	1%	3,697,567	2%
Reserved for issuance	21,763,671	13%	435,273	0%	870,547	1%
Authorized and unissued and not reserved for issuance	75,560,826	45%	166,151,217	99%	164,302,433	98%

●	The availability of additional shares of common stock for future issuances could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company). However, this proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company. Other than the Reverse/Forward Split, our board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company. The Reverse/Forward Split is not being recommended by our board of directors as part of an anti-takeover strategy.

Mechanics of the Reverse/Forward Split and Treatment of Fractional Shares

If our stockholders approve this proposal, and if our board of directors still believes that the Reverse/Forward Split is in the best interests of the Company and our stockholders, our board of directors will select the Forward Split Ratio within the range described in this proposal, and we will file the Reverse/Forward Amendment with the Delaware Secretary of State, and the Reverse/Forward Split will become effective on the date of such filing (the “Effective Date”). As summarized below, our common stock will undergo two stock splits on the Effective Date, one immediately following the other.

The Reverse Split

The first stock split will be the Reverse Split at a ratio of 1-for-100. The Reverse Split would be effective at 6:00 p.m. Eastern Time on the Effective Date, and at that time, each 100 shares of our common stock will be combined and reconstituted into 1 share of our common stock.

Any stockholder who, as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date, holds fewer than 100 shares of our common stock in one account (each, a “Cashed-Out Stockholder”) and, subsequent to the Reverse Split, would otherwise be entitled to less than one full share of our common stock, will receive, instead of the fractional share, a cash payment for each such share held in that account equal to the average of the closing price per share of our common stock on the NYSE MKT over the five trading days immediately before and including the Effective Date (the “Cash-Out Price”). Shares of common stock held in registered form (that is, stock held by you in your own name in our stock register records maintained by our transfer agent) in two or more accounts will be considered held in separate accounts and will not be aggregated when effecting the Reverse Split. Similarly, shares of common stock held in registered form and stock held in “street name” (that is, stock held by you in an account at a brokerage firm, bank, dealer or other similar organization) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the Reverse Split. See “—Principal Effects of the Reverse/Forward Split on our Stockholders—Examples,” below. Stockholders will not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their cashed-out shares.

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If you believe that you may not hold sufficient shares of our common stock as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date to hold at least one full share immediately following the Reverse Split and you want to continue to hold our common stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is completed by 6:00 p.m. Eastern Time on the Effective Date: (1) purchase and transfer to your account a sufficient number of shares of our common stock so that you hold at least 100 shares in your account prior to and as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date; or (2) if you have shares of our common stock in more than one account, consolidate your accounts so that you hold at least 100 shares of our common stock in one account as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date.

The Forward Split

At 6:01 p.m. (Eastern Time) on the Effective Date, the Forward Split (at a ratio that is not less than 2-for-1 or greater than 4-for-1, with the final ratio to be selected by our board of directors in its sole discretion) will be effective. Upon the effectiveness of the Forward Split, each 1 share of our common stock will be split and reconstituted into not less than 2 shares of our common stock or greater than 4 shares of our common stock. Fractional shares resulting from the Reverse Split which are not cashed-out in the Reverse Split will undergo the Forward Split. No fractional shares will result from the Forward Split. Instead, fractional shares that would otherwise result from the Forward Split will be rounded up to the next whole share.

Principal Effects of the Reverse/Forward Split on our Stockholders

Stockholders of Record with Fewer than 100 Shares in Any One Account

If the Reverse/Forward Split is effected and if you hold fewer than 100 shares of our common stock in any one account as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date:

●	You will not receive fractional shares of stock as a result of the Reverse Split with respect to the shares held in that account. Instead, as soon as practicable after Effective Date, and subject to receiving the certificates representing your cashed-out shares, if applicable, you will receive a payment from our transfer agent for your cashed-out shares. See “Procedure for Effecting the Reverse/Forward Split and Exchange of Certificates,” below.

●	After the Reverse Split, you will have no further ownership interest in the Company with respect to your cashed-out shares. You will no longer have the right to vote the cashed-out shares or share in our assets, earnings, or profits or in any dividends with respect to the cashed-out shares that might be paid after the Reverse/Forward Split.

Stockholders of Record with 100 or More Shares in One Account

If the Reverse/Forward Split is effected and if you are a stockholder of record with 100 or more shares of our common stock in one account as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date, your shares will first be combined and reconstituted into one one-hundredth (1/100) of the number of shares you held in that account as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date. Immediately following the Reverse Split, your shares will be split and reconstituted in the Forward Split into not less than 2 times the number of shares you held after the Reverse Split nor greater than 4 times the number of shares you held after the Reverse Split in that account, with the exact ratio to be selected by our board of directors in its sole discretion. Any fractional shares resulting from the Forward Split will be rounded up to the nearest whole share.

Beneficial Owners of Shares Held in Street Name

We intend for the shares of our common stock that are beneficially owned and held in “street name” in an account at a brokerage firm, bank, dealer or other similar organization to be treated the same as shares that are held by stockholders of record. Brokerage firms, banks, dealers and other similar organizations that hold shares for beneficial owners will be instructed to effect the Reverse/Forward Split for the beneficial owners. However, such organizations may have different procedures and beneficial owners of shares held in street name should contact the organization that holds their shares.

Examples

The following table illustrates the effect of the Reverse/Forward Split through several examples. The following examples assume that the Cash-Out Price is $0.18 per share and that our board of directors selects a Forward Exchange Ratio of 4-for-1. However, as noted above, the actual Cash-Out Price per share will be the average of the closing price per share of our common stock on the NYSE MKT over the five trading days immediately before and including the Effective Date, and the Forward Exchange Ratio will be selected by our board of directors in its sole discretion at a ratio that is not less than 2-for-1 nor greater than 4-for-1.

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Hypothetical Scenario	Result

Mr. Smith is a stockholder of record who holds 72 shares in his account as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date.

Instead of receiving a fractional share (72/100 of a share) after the Reverse Split, Mr. Smith’s 72 shares would be cashed-out and he would receive $12.96 ($0.18 × 72 = $12.96).

Note: If Mr. Smith wants to continue his investment in the Company, he can buy at least 28 more shares and hold them in his account (thereby increasing the number of shares in that account to 100). Mr. Smith would have to act far enough in advance so that the purchase is completed and the additional shares are credited to his account by, and are in his account as of immediately prior to, 6:00 p.m. Eastern Time on the Effective Date.

Ms. Jones is a stockholder of record who holds shares in 2 separate accounts. She holds 25 shares in one account and 100 shares in the other as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date. All of her shares are registered in her name only.

With respect to the account in which she holds 25 shares, instead of receiving a fractional share (25/100 share) after the Reverse Split, Ms. Jones’ 25 shares would be cashed-out and she would receive $4.50 (25 × $0.18 = $4.50).

With respect to the account in which she holds 100 shares, after the Reverse/Forward Split, Mr. Jones would hold 4 shares (100 /100 = 1; 1 x 4 = 4).

Note: If Ms. Jones wanted to avoid having her 25 shares cashed-out, she could buy at least 75 more shares and hold them in that account (thereby increasing the number of shares in that account to 100). Alternatively, Ms. Jones could combine her two accounts so that she would have 125 shares in one account. In either case, Ms. Jones would have to act far enough in advance so that the applicable transfer is completed and the additional shares are credited to her account by, and are in her account as of immediately prior to, 6:00 p.m. Eastern Time on the Effective Date.

Mr. Blue is a stockholder of record who holds 100 shares in his account as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date.	After the Reverse/Forward Split, Mr. Blue would hold 4 shares of our common stock (100 /100 = 1; 1 x 4 = 4).

Mr. Green is a stockholder of record who holds 1,640 shares in his account as of immediately prior to 6:00 p.m. Eastern Time on the Effective Date.	After the Reverse/Forward Split, Mr. Blue would hold 66 shares (1,640 /100 = 16.4; 16.4 x 4 = 65.6, which would be rounded up to 66).

Procedure for Effecting Reverse/Forward Split and Exchange of Certificates

If the Reverse/Forward Split is implemented, immediately following the Effective Date, other than with respect to Cashed-Out Stockholders, each certificate representing pre-Reverse/Forward Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse/Forward Split shares, and each certificate representing pre-Reverse/Forward Split shares held by a Cashed-Out Stockholder will be deemed for all corporate purposes to evidence the right to receive the cash payment to which such Cashed-Out Stockholder is entitled as described above. See “—Mechanics of the Reverse/Forward Split and Treatment of Fractional Shares,” above.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Cashed-Out Stockholders

Promptly after the Effective Date, we intend to deposit a sufficient amount of cash with our transfer agent for the benefit of, and to pay, Cashed-Out Stockholders. The transfer agent will hold the cash we deposit with it in trust for the Cashed-Out Stockholders. Stockholders will not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their cashed-out shares. All amounts owed to Cashed-Out Stockholders will be subject to applicable federal and state income tax. See “—Certain Federal Income Tax Consequences,” below. All amounts owed to Cashed-Out Stockholders will also be subject to state abandoned property laws. Under these laws, amounts owed to Cashed-Out Stockholders that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such state. Thereafter, Cashed-Out Stockholders otherwise entitled to receive such amounts may have to seek to obtain them directly from the state to which they were paid.

Book-Entry Shares: Some of our stockholders of record hold their shares in book-entry form under the Direct Registration System for securities. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you are a Cashed-Out Stockholder who holds shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing that check, you will be deemed to represent and warrant to us that you are the sole legal and beneficial owner of the shares in respect of which you received a cash payment and that none of those shares have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed in any manner whatsoever, and that no person or entity other than you has any right, title, claim or interest in those shares.

We expect that stockholders who hold fewer than 100 shares as beneficial owners will be treated the same way as described above by their brokers or other organization that holds their shares in “street name” for their benefit.

Certificated Shares: If you are a Cashed-Out Stockholder with a stock certificate representing your cashed-out shares, you will receive a letter of transmittal as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to our transfer agent for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to the transfer agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificate(s) until you receive your letter of transmittal. Any stockholder whose certificates have been lost, destroyed or stolen will be entitled to their cash payment only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates, including the posting of a bond.

Non-Cashed-Out Stockholders

Book-Entry Shares: Stockholders of record who hold their shares in book-entry form as direct owners under the Direct Registration System for securities will have their holdings electronically adjusted by our transfer agent through the Direct Registration System to give effect to the Reverse/Forward Split.

We expect that stockholders who hold their shares as beneficial owners will have their holdings electronically adjusted by their brokers or other organization that holds their shares in “street name” for their benefit to give effect to the Reverse/Forward Split.

Certificated Shares: Stockholders of record who hold their shares in certificate form will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Date. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate(s) representing the pre-Reverse/Forward Split shares for a statement of holding. When you submit your certificate(s) representing the pre-Reverse/Forward Split shares, your post-Reverse/Forward Split shares will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-Reverse/Forward Split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-Reverse/Forward Split ownership interest. Your old certificate(s) representing pre-Reverse/Forward Split shares cannot be used for either transfers or deliveries made on the NYSE MKT; thus, you must exchange your old certificate(s) in order to effect transfers or deliveries of your post-Reverse/Forward Split shares on the NYSE MKT.

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Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to stockholders of record following the Effective Date.

Any stockholder whose certificates have been lost, destroyed or stolen will be entitled to a statement of holding (or a new certificate if requested) only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates, including the posting of a bond.

No brokerage commissions or transfer taxes shall be required to be paid by any holder of any certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate is registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Other Effects of the Reverse/Forward Split

Series A Convertible Preferred Stock

If the Reverse/Forward Split is effected, the rate at which shares of our Series A convertible preferred stock may be converted into shares of our common stock will be adjusted such that holders of shares of our Series A convertible preferred stock will be entitled to receive, upon conversion, the number of shares of our common stock that such holders would have been entitled to receive immediately following the Reverse/Forward Split, had such shares of our Series A convertible preferred stock been converted into shares of our common stock immediately prior to the effective date of the Reverse/Forward Split.

Our Equity Incentive Plans and Outstanding Awards and Other Securities

We previously granted restricted stock, restricted stock units, stock options and other awards under our 2004 Performance Incentive Plan (the “2004 Plan”), our Amended 2010 Performance Incentive Plan (the “Amended 2010 Plan”), and/or our 2014 Inducement Plan (the “2014 Plan”, and collectively with the 2004 Plan and the Amended 2010 Plan, the “Plans”). As of April 8, 2016, there were approximately [__] shares of common stock subject to outstanding stock options granted under the Plans, and [__] shares remained available under the Plans for future awards. There was no common stock subject to outstanding restricted stock or restricted stock units under the Plans as of April 8, 2016. The Plans generally provide that in the event of a reverse and/or forward stock split, the number of shares subject to (i) the Plans (including any share grant limits) or (ii) outstanding awards, along with any exercise prices of outstanding awards, will each be equitably and proportionately adjusted. Accordingly, if the Reverse/Forward Split is effected, we expect that these proportionate adjustments will be effected based on the Forward Exchange Ratio selected by our board of directors. For illustrative purposes only, and assuming that our board of directors selects a 4-for-1 Forward Exchange Ratio, the shares of common stock subject to outstanding stock options granted under the Plans, and the shares that remained available under the Plans for future awards, in each case, as of April 8, 2016 as described above, will be adjusted to [__] shares of common stock subject to outstanding stock options, and [__] shares will be available under the Plans for future awards. In addition, the exercise price per share for each stock option would be increased by [25] times, such that upon an exercise, the aggregate exercise price payable by the option holder to us would remain the same. For illustrative purposes only, an outstanding stock option to purchase 5,000 shares of common stock, exercisable at $0.40 per share, will be adjusted as a result of the Reverse/Forward Split (and assuming our board of directors selects a 4-for-1 Forward Exchange Ratio) into a stock option to purchase [200] shares of common stock at an exercise price of [$10.00] per share.

In November 2013, we issued warrants to purchase shares of our common stock in a private placement. As of April 8, 2016, these warrants were exercisable in the aggregate for 3,600,000 shares of our common stock at an exercise price of $0.40 per share. These warrants provide for an adjustment to the number of shares of common stock subject to these warrants and to their exercise price in the event of a reverse and/or forward split. Accordingly, if the Reverse/Forward Split is effected, and assuming that our board of directors selects a 4-for-1 Forward Exchange Ratio, these warrants would be exercisable in the aggregate for [144,000] shares of our common stock at an exercise price of [$10.00] per share.

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In May 2009, in connection with an asset acquisition, we issued warrants to purchase an aggregate of 3,000,000 shares of our common stock, 1,000,000 of which had an exercise price of $0.50 per share, another 1,000,000 had an exercise price of $1.00 per share and the other 1,000,000 had an exercise price of $1.50 per share. As of April 8, 2016, all of these warrants were outstanding. These warrants provide for an adjustment to the number of shares of common stock subject to these warrants and to their exercise price in the event of a reverse and/or forward split. Accordingly, if the Reverse/Forward Split is effected, and assuming that our board of directors selects a 4-for-1 Forward Exchange Ratio, these warrants would be exercisable for an aggregate of [120,000] shares of our common stock, [40,000] of which would have an exercise price of [$12.50] per share, another [40,000] would have an exercise price of [$25.00] per share and the other [40,000] would have an exercise price of [$37.50] per share.

Authorized Common Stock

If the Reverse/Forward Split is effected, the number of shares of our authorized common stock will not change as a result of the Reverse/Forward Split. However, upon the effectiveness of the Reverse/Forward Split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding as a result of the Reverse/Forward Split. See “—Certain Risks Associated with the Reverse Stock Split,” above.

Effect on Par Value; Accounting Consequences

The Reverse/Forward Split will not affect the par value of a share of our common stock, which will remain at $0.005 per share. As a result, as of the Effective Date, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the 1-for-100 Reverse Exchange Ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding immediately following the Effective Date. We do not anticipate that any other accounting consequences would arise as a result of the Reverse/Forward Split.

Total Number of Shares Being Cashed-Out

The total number of shares of our common stock that will be cashed-out is unknown. Also, we do not know what the Cash-Out Price will be. However, if the Effective Date was April 8, 2016, the average closing price per share of our common stock on the NYSE MKT for the five trading days immediately preceding and including such date was [$●], and the amount of cash that would have been paid to Cashed-Out Stockholders (including both stockholders of record and beneficial owners) would have been approximately [$●], with approximately [●] shares of common stock being cashed-out. The actual amount of cash needed to pay Cashed-Out Stockholders, and actual number of shares being cashed-out, will depend on the Cash-Out Price and the number of Cashed-Out Stockholders on the Effective Date, each of which will vary based on the number of such stockholders and the closing price per share of our common stock over the five trading days immediately preceding and including the Effective Date. We do not anticipate that the aggregate cash amount paid to Cashed-Out Stockholders will be material to the Company.

Our Exchange Act Reporting Obligations

Our common stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse/Forward Split will not affect the registration of our common stock under the Exchange Act. In addition, notwithstanding the decrease in the number of outstanding shares following the proposed Reverse/Forward Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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Certain Federal Income Tax Consequences

We have summarized below the material federal income tax consequences to us and stockholders resulting from the Reverse/Forward Split. This summary is based on existing U.S. federal income tax law, which may change, possibly retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to us.

The federal income tax consequences to stockholders of the various alternative outcomes following the Reverse/Forward Split are discussed below.

Federal Income Tax Consequences to Stockholders Who Are Not Cashed-out by the Reverse/Forward Split

If you (1) continue to hold our common stock immediately after the Reverse/Forward Split, and (2) you receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split and you will have the same adjusted tax basis and holding period in your shares of our common stock, as the case may be, as you had in such stock immediately prior to the Reverse/Forward Split.

Federal Income Tax Consequences to Cashed-Out Stockholders

If you receive cash as a result of the Reverse/Forward Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold our common stock immediately after the Reverse/Forward Split, as explained below.

Stockholders Who Exchange All of Their Shares of Our Common Stock for Cash as a Result of the Reverse/Forward Split

If you (1) receive cash in exchange for a fractional share as a result of the Reverse/Forward Split, (2) you do not continue to hold any of our common stock immediately after the Reverse/Forward Split, and (3) you are not related to any person or entity that holds our common stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out shares and your aggregate adjusted tax basis in such shares.

If you are related to a person or entity who continues to hold our common stock immediately after the Reverse/Forward Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) is a “substantially disproportionate redemption of stock,” as described below.

●	“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in our Company resulting from the Reverse/Forward Split is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

●	“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse/Forward Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of our common stock owned by you immediately after the Reverse/Forward Split is less than 80% of the percentage of shares of our common stock owned by you immediately before the Reverse/Forward Split and you own less than 50% of the outstanding shares of our common stock after the Reverse/Forward Split.

In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the redemption of shares of our common stock is not treated as capital gain under any of the tests, then the entire amount of the payment you receive for your shares will be treated first as ordinary dividend income to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain. Currently, long-term capital gain and dividend income are both subject to a maximum income tax rate of 20% for federal income tax purposes. The use of capital losses is limited.

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Stockholders Who Both Receive Cash and Continue to Hold Company Common Stock Immediately After the Reverse/Forward Split

If you receive cash as a result of the Reverse/Forward Split and continue to hold our common stock immediately after the Reverse/Forward Split, and if you meet either the “not essentially equivalent to a dividend” test or the “substantially disproportionate redemption of stock “test (described above), then you will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of your shares of our common stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse/Forward Split. In determining whether you meet either test, you must take into account as shares you own both shares of our common stock that you actually own and those shares of our common stock that you constructively own (i.e., shares owned by certain individuals or entities related to you) before and after the Reverse/Forward Split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the Reverse/Forward Split will be equal to your aggregate adjusted tax basis in your shares of our common stock held immediately prior to the Reverse/Forward Split, increased by any gain recognized in the Reverse/Forward Split, and decreased by the amount of cash received in the Reverse/Forward Split.

Any gain or loss recognized in the Reverse/Forward Split will be treated, for federal income tax purposes, as long-term capital gain or loss (assuming that your receipt of cash either (1) is “not essentially equivalent to a dividend” with respect to you or (2) is a “substantially disproportionate redemption of stock” with respect to you) provided that you have held your shares for more than one year. If you acquired shares redeemed in the Reverse/Forward Split at different times, you will be required to compute such gain or loss, and determine whether such gain or loss is long-term or short-term gain or loss, separately with respect to each such acquisition of shares. In applying these tests, you may be able to take into account sales of shares of our common stock that occur substantially contemporaneously with the Reverse/Forward Split. If your gain is not treated as capital gain under either of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of our undistributed earnings and profits, and any remaining gain will be treated as a capital gain. Currently, long-term capital gain and dividend income are both subject to a maximum income tax rate of 20% for federal income tax purposes. The use of capital losses is limited.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Appraisal Rights

Our stockholders do not have appraisal rights under Delaware state law or under our restated certificate of incorporation or by-laws in connection with the Reverse/Forward Split.

Reservation of Rights

We reserve the right to abandon the Reverse/Forward Split without further action by our stockholders at any time before the filing of the Reverse/Forward Split Amendment with the Delaware Secretary of State, even if our stockholders approve the Reverse/Forward Split Amendment. By voting in favor of the Reverse/Forward Split Amendment, you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

Required Vote. Assuming a quorum is present, approval of this proposal requires “FOR” votes from the holders of a majority of the shares of our common stock entitled to vote on this proposal. Abstentions and broker-non votes will have the effect of a vote “AGAINST” this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 4
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, our stockholders are entitled to cast an advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules in this Proxy Statement (which disclosure includes the related compensation tables included in the “Executive Officer Compensation” section of this Proxy Statement). The vote does not address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our named executive officers described in this Proxy Statement.

Although the vote on this proposal is advisory, and therefore not binding on the Company or our board of directors, our board of directors and its nominating and corporate governance/compensation committee values input from our stockholders and will consider the outcome of the vote in analyzing our compensation philosophy and when making future executive compensation decisions. The vote will not be construed to create or imply any change to the fiduciary duties of our board of directors, or to create or imply any additional fiduciary duties for our board of directors. The approval or disapproval of this proposal by our stockholders will not require our board of directors to take any action regarding our executive compensation practices and will not alter any contractual obligations between the Company and any of our executive officers or other employees.

As described in more detail below under “Executive Officer Compensation,” our executive compensation programs are designed to attract, retain and motivate talented executives and to reward performance. Our board of directors oversees our executive compensation, including the compensation of our named executive officers. We review our compensation plans and programs on an ongoing basis and periodically make adjustments taking into account competitive conditions and other factors. Please read the section entitled “Executive Officer Compensation” below for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers. This advisory vote, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to approve or not approve our executive compensation programs and policies by voting on the following resolution:

“RESOLVED, that the stockholders of NTN Buzztime, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

Required Vote. Assuming a quorum is present, this proposal will be approved by our stockholders if a majority of the votes cast are “FOR” this proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, our stockholders are entitled to cast an advisory vote for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting on this, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years.

After careful consideration of the various arguments supporting each frequency level, our board of directors believes that submitting the advisory vote on executive compensation to stockholders every three years is appropriate for the Company and our stockholders at this time. The advisory vote on executive compensation every three years will allow our stockholders to evaluate executive compensation on a more thorough, long-term basis than a more frequent vote. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation and annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.

Stockholders are being asked for their views on the frequency of the advisory vote on executive compensation, and are not voting to approve or disapprove the recommendation of our board of directors. Although the vote on this proposal is advisory, and therefore not binding on the Company or our board of directors, our board of directors values input from our stockholders and will consider the outcome of the vote in determining the frequency of future advisory votes on executive compensation.

Stockholders may cast a vote on the preferred voting frequency by choosing the option of one year, two years, three years (or abstain from voting) when voting on the following resolution:

“RESOLVED, that the stockholders of NTN Buzztime, Inc. determine, on an advisory basis, that the frequency with which the stockholders wish to have an advisory vote on the compensation of the company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules is:

●	Choice 1 - every three years;

●	Choice 2 - every two years;

●	Choice 3 - every year; or

●	Choice 4 - abstain from voting.”

Required Vote. Assuming a quorum is present, the alternative (every year, every other year or every three years) that receives the largest number of votes will be designated the stockholders’ preference as to frequency of future voting on the advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A FREQUENCY OF “THREE YEARS” FOR FUTURE VOTING ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 6
ADJOURNMENT OF THE ANNUAL MEETING

A proposal will be submitted to the stockholders to approve adjournment of the Annual Meeting to another time or place, if necessary in the judgment of the proxy holders, to solicit additional proxies in support of approving Proposal 3 described in this Proxy Statement if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 3. If this Proposal 6 is approved, our board of directors may adjourn the Annual Meeting to any time or place it chooses. In addition, our board of directors may postpone the Annual Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Annual Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies at any time prior to their use do not need to submit new proxies unless they desire to change their voting instructions. Our board of directors does not intend to call a vote on this Proposal 6 if Proposal 3 has been approved at the Annual Meeting.

Required Vote. Assuming a quorum is present, this proposal will be approved by our stockholders if a majority of the votes cast are “FOR” this proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed by and under the direction of our board of directors. During 2015, our board of directors held seven meetings. During 2015, each director attended at least 75% of the aggregate of (i) the total number of board meetings held during such member’s service and (ii) the total number of meetings of committees of our board of directors on which he or she served, during the period of such member’s service. The schedule for regular meetings of our board of directors for each year is submitted and approved by the board in advance.

Director Independence

Our board of directors has determined that Mary Beth Lewis, Steve Mitgang, Tony Uphoff and Paul Yanover are each “independent directors” under NYSE MKT rules.

Committees of the Board of Directors

Our board of directors currently has two standing committees: (i) audit and (ii) nominating and corporate governance/compensation. Our board of directors reviews the committees’ duties from time to time and may from time to time form new committees, revise a committee’s structure, or disband committees, depending on the circumstances.

Each committee of our board of directors meets as frequently and for such length of time as it deems necessary to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting of that committee at any time if deemed advisable.

Audit Committee

We have a separately designated standing audit committee that operates under a written charter adopted by our board of directors. The audit committee held six meetings during 2015. The role of the audit committee is to oversee our accounting and financial reporting processes, including our internal control systems, and to oversee the audit of our financial statements. The responsibilities of the audit committee include the periodic review of our accounting and financial reporting and internal control policies and procedures, appointing and providing the compensation of the independent registered public accounting firm of certified public accountants to be retained as our independent auditors, reviewing the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure contained in our quarterly and annual reports filed with the SEC and reviewing our quarterly and audited annual financial statements.

The audit committee is currently comprised of two non-employee directors: Ms. Lewis (chair) and Mr. Uphoff, each of whom our board of directors has determined is an independent director under the rules of the NYSE MKT and the Exchange Act. Our board of directors has also determined that Ms. Lewis is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance/Compensation Committee

The nominating and corporate governance/compensation committee administers our benefit and equity incentive plans; determines the amount and form of compensation paid to our chief executive officer; reviews and administers all compensation arrangements for our other executive officers; and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. In addition, this committee identifies individuals qualified to serve on our board of directors; selects, or recommends that our board of directors select, nominees for election to our board of directors; and develops and implements policies and procedures that are intended to ensure that our board of directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and our stockholders. The nominating and corporate governance/compensation committee held six meetings during 2015.

The nominating and corporate governance/compensation committee is currently comprised of three non-employee directors: Mr. Mitgang (chair), Mr. Uphoff and Mr. Yanover, each of whom our board of directors has determined is an independent director under NYSE MKT rules.

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Committee Charters and Code of Ethics

Our board of directors has adopted charters for the audit and the nominating and corporate governance/compensation committees, which, among other things, outline the respective duties of the committees. Our board of directors has also adopted a code of conduct and ethics that applies to all of our employees, officers and directors. Our code of conduct and ethics, our corporate governance guidelines and the charter of each active committee of our board of directors is available at www.buzztime.com/business/investor-relations/ under the “Corporate Governance” heading. We intend to disclose any amendment to, or a waiver from, a provision of our code of conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K by posting such information on that website. The information on our website is not incorporated by reference in this Proxy Statement.

Board Leadership Structure and Role in Risk Oversight

The current leadership structure of our board of directors is such that different individuals serve as the chairman of our board of directors and as our principal executive officer. The nominating and corporate governance/compensation committee believes this leadership structure is prudent at this time and provides appropriate segregation and independence that enhances the effectiveness of our board of directors as a whole. Our board of directors does not require that the roles of chairman and principal executive officer be held by different individuals, but our board of directors believes this leadership structure is the appropriate structure for our company at this time particularly in light of the leadership that our current chairman has demonstrated during his tenure as chairman. Our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. For instance, from July 2012 through September 2014, while our board of directors was searching for a qualified permanent chief executive officer, Mr. Berg, who has served as chairman of our board of directors since November 2008, also served as our chief executive officer.

Our board of directors provides oversight to the management of our risk profile, including internal controls over financial reporting, credit risk, interest rate risk, liquidity risk, operational risk, reputational risk and compliance risk. Our board of directors monitors and manages these risks through committees in conjunction with management, our independent registered public accounting firm, and other independent advisors. Our executive officers are assigned responsibility for the various categories of risk, with our chief executive officer being ultimately responsible to our board of directors for all risk categories. Our executive officers periodically report to and receive input from our board of directors and the audit committee regarding material risks we face and how we plan to respond to and mitigate these risks.

Attendance of Directors at Annual Meeting of Stockholders

We have adopted a policy regarding attendance by members of our board of directors at our annual meeting of stockholders. Board members are strongly encouraged to attend the annual meeting. All of the nominees for election as directors who were then members of our board of directors attended our 2015 annual meeting of stockholders, with the exception of Paul Yanover, who was out of the country on business.

Director Nominations

Our nominating and corporate governance/compensation committee considers new candidates for our board of directors suggested by current members of our board of directors, management and stockholders. There are no differences in the manner in which the nominating and corporate governance/compensation committee evaluates director nominees based on whether the nominee is recommended by a stockholder or by current members of our board of directors or management. The nominating and corporate governance/compensation committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free of any conflicts of interest that would interfere with his or her loyalty to the Company or to our stockholders. In evaluating board candidates, the nominating and corporate governance/compensation committee considers the foregoing qualifications as well as several other factors, including the following:

●	independence from management;

●	depth and breadth of relevant business experience, judgment and savvy;

●	age and gender diversity;

●	existing commitments to other businesses and willingness to devote adequate time to board duties;

●	potential conflicts of interests with other pursuits;

●	personal background, including past involvement in SEC inquiries, legal proceedings, criminal record, or involvement in acts of fraud or dishonesty;

●	executive compensation and/or corporate governance background, to aid the nominating and corporate governance/compensation committee in determining whether a candidate would be suitable for membership on that committee; and

●	interplay of candidate’s experience and skills with those of other board members.

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Other than as described above, the nominating and corporate governance/compensation committee has not adopted any specific policy on the issue of considering diversity in identifying nominees for director.

Separately, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our board of directors at our annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to our corporate secretary containing the information required by our bylaws. Our bylaws are available from our corporate secretary upon written request and under the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztimebusiness.com/investor-relations-corporate-governance/. To be timely, such notice must be received at our principal executive offices not earlier than the 120th day, nor later than the 90th day, prior to the first anniversary of the date of the preceding year’s proxy statement, except that if no annual meeting was held in the preceding year or the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the later of the 90th day before the date of such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.

Directors’ Common Stock Ownership Guidelines

To encourage directors to have a direct and material cash investment in shares of our common stock, our board of directors has established stock ownership guidelines for members of our board of directors. The ownership guidelines strongly suggest that each director hold shares of our common stock, purchased for cash, equal to the following:

●	one times the annual cash retainer for service on our board of directors by the second anniversary of the commencement of the director’s board service;

●	two times the annual cash retainer for service on our board of directors by the third anniversary of the commencement of the director’s board service; and

●	four times the annual cash retainer for service on our board of directors by the fifth anniversary of the commencement of the director’s board service.

At any time between the second and fifth anniversary of any director’s service on our board of directors, if such director is not then in compliance with the ownership guidelines set forth above, our board of directors, in its sole discretion, may request such director’s immediate resignation from our board of directors. In such event, such director must immediately deliver his or her written, unqualified resignation with immediate effect to our board of directors.

Director Compensation

We compensate our non-employee directors for their service in such capacity with annual retainers and equity compensation as described below. Directors who are also our employees do not receive any additional compensation for their services as directors. We do not pay any of our director’s fees for meeting attendance. From time to time, a non-employee director provides us with consulting services, and we may compensate such director for such services. Our director compensation program is subject to review and renewal annually by our board of directors.

Annual Retainers

We pay our non-employee directors a $25,000 annual cash retainer for their services as directors. We pay the chairman of our board of directors, assuming she or he is a non-employee director, an additional $20,000 annual cash retainer for services in such capacity. We pay our non-employee directors an additional annual retainer for their service on board committees as set forth in the table below.

	Chairperson	Member
Audit Committee	$10,000	$5,000
Nominating and Corporate Governance/Compensation Committee	$10,000	$5,000

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Equity Compensation

As described below, we grant stock option awards to our non-employee directors upon the commencement of their service as a director and upon their re-election to our board of directors. The stock option awards are granted under our Amended 2010 Performance Incentive Plan.

In connection with the commencement of a new non-employee director’s term of service, we grant to such new director a stock option to purchase 30,000 shares of our common stock. The exercise price of each of these new director stock option awards is equal to the closing market price of our common stock on the date of grant. Of the 30,000 shares subject to these awards, 15,000 are fully vested and exercisable on the date of grant and the remaining 15,000 vest and become exercisable, subject to the director’s continued service, in 12 equal monthly installments beginning in the month immediately following the date of grant.

Each non-employee director who is re-elected for an additional term of service is granted an additional stock option to purchase 20,000 shares of our common stock on the date of our annual stockholder meeting. The exercise price of each of these annual stock option awards is equal to the closing market price of our common stock on the date of the annual meeting of stockholders on which it is granted and the shares subject to these awards vest and become exercisable, subject to the director’s continued service, in 12 equal monthly installments thereafter.

The stock option awards described above expire on the earlier of 10 years from the date of grant or 90 days from the date the director ceases to serve on our board of directors. In the event of a change in control, as defined in the Amended 2010 Performance Incentive Plan, the nominating and corporate governance/compensation committee may in its discretion determine that these stock option awards vest and become fully exercisable as of immediately before such change in control.

2015 Director Compensation

The following table shows compensation information of our non-employee directors during the year ended December 31, 2015.

2015 Director Compensation
Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Jeff Berg	$45,000	$–	$–	$45,000
Mary Beth Lewis	$35,000	$3,443	$–	$38,443
Steve Mitgang	$35,000	$3,443	$–	$38,443
Tony Uphoff	$35,000	$3,443	$–	$38,443
Paul Yanover	$30,000	$3,443	$–	$33,443

(1) The amounts reported in this column represent the aggregate grant date fair value of stock options granted during 2015. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 9 , Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 15, 2016. As of December 31, 2015, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Jeff Berg*	–
Mary Beth Lewis	120,000
Steve Mitgang	130,000
Tony Uphoff	90,000
Paul Yanover	90,000

* To date, Mr. Berg has waived all stock option grants to which he would otherwise be eligible to receive in his capacity as a non-employee director.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 22, 2016:

Name	Age	Position Held
Ram Krishnan	40	Chief Executive Officer
Allen Wolff	44	Chief Financial Officer and Executive Vice President
Sandra Gurrola	49	Vice President of Finance

The following biographical information is furnished with respect to our executive officers other than Mr. Krishnan. For biographical information related to Mr. Krishnan, please see “PROPOSAL 1—ELECTION OF DIRECTORS—Nominees for Election” above.

Allen Wolff was appointed as our chief financial officer and executive vice president in January 2016 and has served as chief financial officer since December 2014. From July 2013 until December 2014, Mr. Wolff served as the chief financial strategist of PlumDiggity, a privately-held financial and marketing strategy firm that he co-founded. From October 2012 to July 2013, Mr. Wolff served as the chief financial officer of 365 Retail Markets, a privately-held company in the self-checkout point of sale technology industry, where he also served on its board of directors during such period. From July 2011 to April 2013, simultaneous with his role at 365 Retail Markets, Mr. Wolff held the leadership role of “Game Changer” at Crowdrise, an online fundraising platform company. Mr. Wolff joined Crowdrise after serving as the chief operating officer and chief financial officer from January 2011 to July 2011 of RetailCapital, LLC, a small business specialty finance company. Prior to Retail Capital, Mr. Wolff co-founded PaySimple in January 2006 and held various roles including president, chief financial officer, executive vice president and director, departing in January 2011. From September 1998 until August 2012, Mr. Wolff was a principal for a casual dining restaurant. Mr. Wolff holds a B.A. from the University of Michigan and an MBA, from the University of Maryland, R.H. Smith School of Business.

Sandra Gurrola was appointed as our vice president of finance in September 2014, and from November 2009 through September 2014, Ms. Gurrola served in various leadership accounting roles including director of accounting, director of financial reporting and compliance, and controller. From July 2007 until April 2009, Ms. Gurrola served as senior manager of financial reporting for Metabasis Therapeutics, Inc., a biotechnology company, and served as a consultant to Metabasis from September 2009 to November 2009. Ms. Gurrola holds a B.A. in English from San Diego State University.

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EXECUTIVE OFFICER COMPENSATION

Compensation Processes and Procedures

The nominating and corporate governance/compensation committee of our board of directors, or the N&CG/C Committee, is responsible for determining the amount and form of compensation paid to our chief executive officer, reviewing and approving all compensation arrangements for our other executive officers, administering our benefit and equity incentive plans and providing guidance over our organizational structure. Our chief executive officer presents compensation recommendations to the N&CG/C Committee with respect to the executive officers who report to him. The N&CG/C Committee may accept or adjust such recommendations. The N&CG/C Committee is solely responsible for determining our chief executive officer’s compensation while our full board of directors participates in evaluating the performance of our chief executive officer.

When hiring executive officers, we evaluate compensation rates by externally comparing viable candidates and referencing current public salary survey data to determine the appropriate level of salary, performance-based bonus, and/or equity incentives to present a competitive compensation package in order to attract and retain top talent. Typically, we evaluate between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role. Additionally, the N&CG/C Committee is authorized to engage outside advisors and experts to assist and advise the N&CG/C Committee on matters relating to executive compensation. The N&CG/C Committee did not engage any outside advisors or experts to assist or advise the N&CG/C Committee on any matters relating to executive compensation during 2015 or the hiring of any executive officers.

Our Named Executive Officers

Under applicable SEC rules and regulations, all individuals who served as our principal executive officer during 2015 and our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of 2015 are referred to as our “named executive officers.” Our named executive officers for 2015 were:

Name	Title
Ram Krishnan	Chief Executive Officer
Allen Wolff	Chief Financial Officer and Executive Vice President
Sandra Gurrola	Vice President of Finance

2015 Named Executive Officers Compensation Overview

During 2015, our named executive officers received an annual base salary, they were granted equity awards and they earned cash bonuses. None of our named executive officers receive or are eligible for any perquisites or benefits, other than benefits that are available to other full-time employees. The employment of each of our named executive officers is at-will. We do not have written employment agreements with any of our named executive officers other than with Mr. Krishnan. Each of the components of our 2015 executive compensation program is discussed below under the Summary Compensation Table.

As of the date of this Proxy Statement, our named executive officer compensation program for 2016 is similar to the program for 2015, other than, as previously reported, the N&CG/C Committee adopted the NTN Buzztime, Inc. Executive Incentive Plan for Eligible Employees of NTN Buzztime, Inc. Fiscal Year 2016 (the “2016 Incentive Plan”). Eligible participants include each of our named executive officers. The 2016 Incentive Plan provides for performance-based, at-risk compensation. Participants will be eligible to earn incentive compensation payable in cash based on the level of the Company’s achievement of the following performance measures, which will be determined by the N&CG/C Committee:

●	targeted earnings before interest, tax, depreciation and amortization (EBITDA), as approved by our board of directors (weighted at 35%);

●	targeted revenue growth, as approved by our board of directors (weighted at 35%); and

●	certain strategic milestones, as evaluated by the N&CG/C Committee (weighted at 30%).

2016 Incentive Plan participants will have a target payout amount, based on a percentage of his or her annual base salary (excluding benefits) as of December 31, 2016, that is assigned according to such participant’s position and job level. The target payout amounts for are named executive officers are: Chief Executive Officer—75%; Chief Financial Officer and Executive Vice President—50%; and VP of Finance (as Chief Accounting Officer)—10%. The N&CG/C Committee will determine the actual incentive payout amount that an individual receives.

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Summary Compensation Table

The following table sets forth information concerning compensation during the years ended December 31, 2015 and 2014 awarded to, earned by or paid to our named executive officers.

2015 Summary Compensation Table
Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation			All Other Compensation	Total
Ram Krishnan	2015	$325,000		$25,000	(2)	$–	$189,062		$75,000	(3)	$–	$614,062
Chief Executive Officer	2014	$97,126	(4)	$–		$–	$890,736	$			$–	$987,862

Allen Wolff (5)	2015	$225,000		$20,000	(2)	$–	$170,343		$–		$–	$415,343
Chief Financial Officer and
Executive Vice President
Sandra Gurrola (5)	2015	$165,000		$–		$–	$68,137		$9,900	(6)	$–	$243,037
Vice President of Finance

(1)	The amounts reported in these columns represent the aggregate grant date fair value of stock awards and stock options granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 9 , Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 15, 2016.

(2)	Represents discretionary bonus earned for performance during 2015.

(3)	Represents guaranteed portion of eligible incentive compensation target pursuant to Mr. Krishnan’s employment.

(4)	Mr. Krishnan’s employment began on September 15, 2014.

(5)	Mr. Wolff and Ms. Gurrola were not named executive officers for the year ended December 31, 2014, and in accordance with SEC interpretative guidance, each of their compensation information is provided only for 2015.

(6)	Represents amounts earned under an individual incentive plan.

Salaries. Each of our named executive officers receives a base salary. The base salary is the fixed cash compensation component of our executive compensation program and it recognizes individual performance, time in role, scope of responsibility, leadership skills and experience. The base salary compensates an executive for performing his or her job responsibilities on a day-to-day basis. Generally, base salaries are reviewed annually company-wide and adjusted (upward or downward) when appropriate based upon individual performance, expanded duties, changes in the competitive marketplace and, with respect to upward adjustments, if the Company is, financially and otherwise, able to pay it. We try to offer competitive base salaries to help attract and retain executive talent.

Bonuses. We awarded discretionary cash bonuses to each of Mr. Krishnan and Wolff in recognition of their performance during 2015.

Option Awards. During 2015, we granted each of our named executive offices a stock option to purchase shares of our common stock, each of which vests over a four-year period. The stock option awards are designed to drive long-term company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of stockholders through stock-based incentives. The stock option awards are also designed to motivate an executive to remain with the Company, to achieve strong long-term operational performance, and to increase stockholder value. For more information regarding the stock options awarded to the named executive officers during 2015, see the “Outstanding Equity Awards at Fiscal Year-End” table, below.

Non-Equity Incentive Plan Compensation. Under the terms of his employment agreement, for the 2015 calendar year, Mr. Krishnan was eligible to receive an annual incentive bonus of 50% of his annual base salary based on the achievement of performance objectives, $75,000 of which was guaranteed. The N&CG/C Committee awarded Mr. Krishnan the $75,000 of his bonus that was guaranteed. During 2015, Ms. Gurrola was eligible to receive 6%, or $9,900, of her annual base salary as of December 31, 2015 if certain performance criteria related to financial reporting, corporate governance and operational efficiencies were achieved. As a result of her performance, Ms. Gurrola earned the target amount of $9,900.

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Employment Agreements

We do not have written employment agreements with any of our named executive officers other than with Mr. Krishnan.

In September 2014, we hired Ram Krishnan to serve as our chief executive officer. Under the terms of his employment agreement, Mr. Krishnan was entitled to an annual base salary of $325,000, which increased to $350,000 beginning January 1, 2016. For the 2015 calendar year, he was eligible to receive an annual incentive bonus of 50% of his annual base salary based on the achievement of performance objectives, $75,000 of which was guaranteed. For the 2016 calendar year, Mr. Krishnan’s target potential annual incentive bonus increased to up to 75% of his annual base salary, and the guaranteed portion decreased to $50,000. The N&CG/C Committee establishes the performance objectives for each year and, other than the guaranteed portions for 2015 and 2016, that committee determines, in its sole discretion, the amount of the incentive bonus payout, if any, based on the achievement of the applicable performance objectives. During 2015, in addition to the $75,000 of his bonus that was guaranteed, the N&CG/C Committee awarded Mr. Krishnan a $25,000 discretionary cash bonus for his performance and accomplishments during 2015. The performance objectives for Mr. Krishnan’s 2016 incentive bonus are the same ones adopted for the 2016 Incentive Plan. See “—2015 Named Executive Officers Compensation Overview,” above.

Under the terms of his employment agreement, Mr. Krishnan was granted two nonstatutory stock options as an inducement material to entering into employment with the company in accordance with Section 711(a) of the NYSE MKT Company Guide (the “Inducement Options”). The first of the two Inducement Options was granted on September 15, 2014, which was an option to purchase 3,500,000 shares of our common stock at an exercise price of $0.40 per share, which was the fair market value of a share of our common stock on the date of grant. Subject to his continued employment with us through the applicable vesting date, this option vests as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and the remaining 75% vests in 36 substantially equal monthly installments thereafter. Under the terms of his employment agreement, the second of the two Inducement Options was to be granted on or about January 1, 2015, and was to be an option to purchase 750,000 shares of our common stock, which, subject to Mr. Krishnan meeting performance goals and to his continued employment through the applicable vesting date, was to vest as to 25% of the shares on January 1, 2016 and the remaining 75% was to vest in 36 substantially equal installments thereafter (the “Second Inducement Option”). Due to an oversight, the Second Inducement Option was not granted until April 15, 2015. The exercise price of the Second Inducement Option is $0.41 per share, which was the fair market value of a share of our common stock on the date of grant. The Second Inducement Option vests as to 25% of the total number of shares subject to the option on January 1, 2016 and the remaining 75% vests in 36 substantially equal monthly installments thereafter. The foregoing vesting was subject to Mr. Krishnan receiving a satisfactory performance review from the N&CG/C Committee for the period from April 15, 2015 through December 31, 2015 and to his continued employment with us through the applicable vesting date, both of which occurred.

Pursuant to the terms of his employment agreement, on January 20, 2016, we granted to Mr. Krishnan another option to purchase 750,000 shares of our common stock at an exercise price of $0.13 per share, which was the fair market value of a share of our common stock on the date of grant. Subject to his continued employment with us through the applicable vesting date, this option grant will vest as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and the remaining 75% will vest in 36 substantially equal monthly installments thereafter.

Each of the options described above will expire 10 years from the date of grant. If a change in control occurs and there is no assumption or continuation of the options described above that are then outstanding, and provided that Mr. Krishnan is employed by us through the effective date of the change in control, 50% of the then unvested portion of such options will vest and become exercisable as of immediately before such change in control.

Mr. Krishnan’s employment agreement provides for certain benefits upon termination of employment under specified circumstances. If his employment is terminated by us or by him, we will pay him any accrued and unpaid base salary, reimburse him for expenses incurred and, to the extent not previously paid, we will pay him a pro rata portion of the guaranteed portion of his incentive bonus for 2015 and 2016 based on the number of days that have elapsed in 2015 or 2016, as the case may be, through the date of termination of employment. We refer to the foregoing as the “accrued obligations.” In addition to the accrued obligations, if his employment is terminated without cause or he resigns for good reason on or before December 31, 2015, we will pay him, over a nine-month period, nine months’ salary based of his then current base salary, and, provided that he timely elects continued insurance coverage pursuant to COBRA, we will reimburse him for a period of nine months an amount equal to the difference between the amount of the COBRA premiums actually paid by him each such month and the amount of the most recent premium paid by him immediately prior to the date his employment terminated for health insurance benefits that we offered. In addition to the accrued obligations, if Mr. Krishnan’s employment with us is terminated without cause or he resigns for good reason after December 31, 2015, he will receive the same payments described above except that the period of time will be reduced from nine months to six months. Further, if his employment is terminated without cause or he resigns for good reason, in each case, within six months prior to or within six months following the effective date of a change in control, we will pay him the incentive bonus that has been earned and not previously paid, and 100% of the then unvested portion of the options described above that are then outstanding will vest and become exercisable as of the later of the date of termination of employment and the date immediately prior to the effective date of the change in control. Other than the accrued obligations, the other payments and benefits to which Mr. Krishnan may be entitled that are described above are subject to his delivery to us of an executed release of claims in our favor and the same becoming effective and not revoked.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2015:

			Option Awards				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Ram Krishnan	04/15/15	(1)	–	750,000	$0.41	04/14/25	–	–
	09/15/14	(2)	1,093,750	2,406,250	$0.40	09/14/24	–	–

Allen Wolff	03/23/15	(2)	–	500,000	$0.55	03/22/15	–	–
	12/29/14	(2)	62,500	187,500	$0.45	12/28/24	–	–

Sandra Gurrola	03/23/15	(2)	–	200,000	$0.55	03/22/15	–	–
	09/08/14	(2)	15,625	34,375	$0.45	09/07/24	–	–
	04/08/13	(2)	6,667	3,333	$0.24	04/07/23	–	–
	06/02/10	(3)	20,000	–	$0.54	11/09/19	–	–

(1) The option vests as to 25% of the total number of shares subject to the option on January 1, 2016 and the remaining 75% vests in 36 substantially equal monthly installments thereafter.

(2) The option vests and becomes exercisable at the rate of 25% of the shares underlying the option on the first anniversary of the option grant date, and the remaining shares underlying the option vest in 36 substantially equal monthly installments thereafter.

(3) The option vests and becomes exercisable at the rate of 25% of the shares underlying the option on November 9, 2010, and the remaining shares underlying the option vest in 36 substantially equal monthly installments thereafter.

We account for stock-based payments including equity awards under our equity incentive plans in accordance with the requirements of FASB ASC No. 718, Compensation – Stock Compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage ownership of common stock as of March 31, 2016 by:

●	all persons known to us to own beneficially more than 5% of the outstanding shares of our common stock based on reports filed by each such person with the SEC;

●	each of our directors and nominees for director;

●	each of our named executive officers; and

●	all of our executive officers and directors as a group.

Except as otherwise indicated in the footnotes to the table below: (i) each of the persons named has sole voting and investment power with respect to the shares of common stock shown, subject to applicable community property and similar laws; and (ii) the address for each person is c/o NTN Buzztime, Inc., 2231 Rutherford Road, Suite 200, Carlsbad, California 92008.

Name	Number of Shares Beneficially Owned (1)	Percent of Common Stock (1)
Directors and Named Executive Officers:
Jeffrey A. Berg (2)	21,198,982	22.9%
Ram Krishnan (3)	1,803,333	1.9%
Allen Wolff (4)	314,875	*
Paul Yanover (5)	228,333	*
Mary Beth Lewis (6)	158,333	*
Steve Mitgang (7)	143,333	*
Sandra Gurrola (8)	122,059	*
Tony Uphoff (9)	97,933	*
All of our executive officers and directors as a group (8 persons) (10)	24,067,181	25.4%

5% Stockholders:
Matador Capital Partners, L.P. (2)	20,668,982	22.4%
AWM Investment Company, Inc. (11)	9,082,575	9.8%

*	Less than 1%
(1)	Included as outstanding for purposes of this calculation are 92,439,174 shares of common stock outstanding as of March 31, 2016 plus, in the case of each particular holder, the shares of common stock subject to options, warrants, or other instruments exercisable for or convertible into shares of common stock within 60 days after March 31, 2016 held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.
(2)	Based upon a Schedule 13D/A filed with the SEC on April 21, 2014 and Mr. Berg’s Form 4 filings, the following person and entities beneficially owned the number of shares set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
BFK Investments LLC (“BFK”)	20,668,982	–	20,668,982	–	20,668,982
Jeffrey A. Berg	21,198,982	530,000	20,668,982	530,000	20,668,982
Matador Capital Partners, L.P. (“Matador”)	20,668,982	–	20,668,982	–	20,668,982

Mr. Berg is the managing member of BFK. BFK is the general partner of Matador. Each of BFK and Mr. Berg disclaims beneficial ownership in shares of common stock beneficially owned by the other party or by Matador except to the extent of its or his pecuniary interest therein. The address for each of BFK, Mr. Berg and Matador is P.O. Box 55399, St. Petersburg, Florida 33732.

(3)	Includes 1,708,333 shares subject to options held by Mr. Krishnan.

(4)	Includes 234,375 shares subject to options held by Mr. Wolff.

(5)	Includes 88,333 shares subject to options held by Mr. Yanover.

(6)	Includes 118,333 shares subject to options held by Ms. Lewis.

(7)	Includes of 128,333 shares subject to options held by Mr. Mitgang.

(8)	Includes 106,875 shares subject to options held by Ms. Gurrola.

(9)	Includes 88,333 shares subject to options held by Mr. Uphoff.

(10)	Includes 2,472,915 shares subject to options held by our directors and executive officers.

(11)	Based upon a Schedule 13G filed with the SEC on February 12, 2016. The address for AWM Investment Company, Inc. is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2015 regarding our compensation plans authorizing us to issue equity securities and the number of securities.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	2,564,000	(1)	$0.42	7,919,000
Equity compensation plans not approved by security holders	7,250,000	(2)	$0.65	—
	9,814,000			7,919,000

(1)	Includes 53,000 shares issuable upon exercise of options granted pursuant to the NTN Buzztime, Inc. 2004 Performance Incentive Plan and 2,511,000 of shares issuable upon exercise of options granted pursuant to the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan.

(2)	Includes 3,000,000 shares issuable pursuant to warrants that we granted in connection with the acquisition of assets from i-am TV during 2009 and 4,250,000 shares issuable upon exercise of options granted pursuant to the NTN Buzztime, Inc. 2014 Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2014, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years (which was $193,380) and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest except as follows:

In August 2012, December 2013 and January 2014, we entered into consulting agreements with Interactive Hospitality and Barry Chandler to perform certain marketing services for us. Mr. Chandler owns Interactive Hospitality and he served as our chief marketing officer from January 2, 2013 to January 29, 2014. We paid $78,359, $54,213 and $42,750 pursuant to those agreements during 2012, 2013 and 2014, respectively.

Company Policy Regarding Related Party Transactions

Pursuant to its charter, our audit committee has the responsibility to review, approve and oversee any transaction between the Company and a related person (as defined in Item 404 of Regulation S-K) and to develop policies and procedures for the committee’s approval of such transactions.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of Section 16(a) reports furnished to us from such persons for their 2015 transactions and on the written representations that no Forms 5 were required, all reports required by Section 16(a) to be filed during 2015 were filed on a timely basis.

AUDIT COMMITTEE REPORT

The audit committee operates pursuant to a written charter adopted by our board of directors and reviewed by the audit committee annually. As set forth in its charter, the purpose of the audit committee is to oversee our accounting and financial reporting processes and oversee the audits of our financial statements. The responsibilities of the audit committee include appointing, providing for the compensation of, retaining, evaluating and overseeing the work of our independent registered public accounting firm. Each of the members of the audit committee is an independent director under the NYSE MKT and SEC audit committee structure and membership requirements.

Our management is primarily responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the audit committee:

●	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2015 with our management and Squar Milner LLP, our independent registered public accounting firm;

●	discussed with Squar Milner the matters that are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

●	received and reviewed the written disclosures and the letter from Squar Milner required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Squar Milner its independence from our company;

●	based on the above reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC; and

●	instructed Squar Milner that the audit committee expects to be advised if there are any subjects that require special attention.

Audit Committee of the Board

Mary Beth Lewis (Chairperson)

Tony Uphoff

Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this Proxy Statement, in whole or in part, the foregoing report of the audit committee shall not be incorporated by reference into any such filings or documents.

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PRINCIPAL ACCOUNTING FIRM FEES

The following table presents fees for professional audit services rendered by Squar Milner LLP for the audit of our annual financial statements for the years ended December 31, 2015 and 2014 and for fees billed during the years ended December 31, 2015 and 2014 for other services.

	2015	2014
Audit Fees	$149,300	$145,000
Audit-Related Fees (1)	1,500	4,000
Tax Fees	–	–
All Other Fees	–	–
	$150,800	$149,000

(1)	Audit-related fees for the years ended December 31, 2015 and 2014 include professional services related to our registration statements on Form S-8.

Audit Committee Pre-Approval Policies and Procedures

The audit committee has adopted a policy whereby all engagements of our independent auditor must be pre-approved by the audit committee. The audit committee has delegated to its chairman the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the chairman approves any such engagements, the chairman reports that approval to the full committee at the next committee meeting.

All audit and permitted non-audit and tax services must be pre-approved by the audit committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

●	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

●	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

●	such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit.

During fiscal years 2015 and 2014, there were no such services that were performed pursuant to the “de minimis exception.”

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate directly with our board of directors or an individual director in writing by sending a letter to our board of directors or an individual director c/o our corporate secretary at: NTN Buzztime, Inc., Corporate Secretary c/o Board of Directors, 2231 Rutherford Road, Suite 200, Carlsbad, California 92008. In general, our corporate secretary will promptly forward the communication to the chairman of our board of directors or the director identified in the communication. However, we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholder proposals to be included in our proxy statement relating to our 2017 annual meeting of stockholders must be received at our principal executive offices by December 23, 2016, which is 120 days before the first anniversary of the date this Proxy Statement was released to stockholders. In addition, to be included in our proxy statement for our 2017 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and the requirements of our bylaws.

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Our bylaws provide that in order for a matter of business to be brought before our 2017 annual meeting of stockholders by a stockholder without including the matter in our proxy statement relating to such meeting, a stockholder’s notice thereof must be delivered to or mailed and received at our principal executive offices no earlier than December 23, 2016 and not later than January 22, 2017, which dates are 90 days and 120 days, respectively, in advance of the anniversary of the date of this Proxy Statement. Our bylaws also provide the information that must be set forth in such stockholder notice. Our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Stockholders are advised to review applicable SEC rules and our bylaws, which contain additional requirements with respect to submitting stockholder proposals. Our bylaws are available from our corporate secretary upon written request and under the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztimebusiness.com/investor-relations-corporate-governance/.

ELIMINATING DUPLICATIVE PROXY MATERIALS

We have adopted an SEC-approved procedure called “householding.” This procedure potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, we send only one copy of the Notice of Internet Availability of Proxy Materials, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability of Proxy Materials, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, from the other stockholder(s) sharing your address, please direct your written request to NTN Buzztime, Inc., Attention: Corporate Secretary, 2231 Rutherford Road, Suite 200, Carlsbad, California 92008 or contact us by phone at (760) 438-7400. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders of record sharing the same address are receiving multiple copies of the Notice of Internet Availability of Proxy Materials, or if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting us by the means described above.

If you wish to update your participation in householding and you are a beneficial owner who holds shares in “street name” with a broker, bank or other nominee, you may contact your broker, bank, or other nominee or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

ANNUAL REPORT ON FORM 10-K

At your request, we will furnish, without charge, a complete copy of our Annual Report on Form 10-K (other than exhibits) for our fiscal year ended December 31, 2015. We will furnish any exhibit to our Annual Report on Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for our Annual Report on Form 10-K should be directed to NTN Buzztime, Inc., Attention: Corporate Secretary, 2231 Rutherford Road, Suite 200, Carlsbad, California 92008.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with the recommendation of our board of directors.

Carlsbad, California

Dated: April 22, 2016

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Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED
CERTIFICATE OF INCORPORATION
OF
NTN BUZZTIME, INC.

Ram Krishnan hereby certifies as follows:

1. He is the duly appointed and acting Chief Executive Officer and President of NTN Buzztime, Inc., a Delaware corporation (this “Corporation”).

2. This Certificate of Amendment hereby amends the Restated Certificate of Incorporation of this Corporation (the “Restated Certificate”) by adding the following two paragraphs to the end of Article IV of the Restated Certificate:

Effective at 6:00 p.m. (Eastern Time) (the “Reverse Split Effective Time”) on the effective date of the certificate of amendment adding this paragraph to Article IV of the Restated Certificate of Incorporation (the “Effective Date”), each share of the Common Stock, par value $0.005 per share, of the Corporation outstanding or held in treasury as of immediately prior to the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified as and changed into one one-hundredth (1/100th) of a share of Common Stock, par value $0.005 per share, of the Corporation (the “Reverse Split”); provided, however, that if the foregoing Reverse Split would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share (a “Fractional Share”), such Fractional Share shall, without any action on the part of the holder thereof, be automatically canceled and converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Share. For purposes hereof, the term “Trading Value” of any Fractional Share shall mean the product of: (A) the average daily closing price per share of the Common Stock on the NYSE MKT for the five trading days immediately before and including the Effective Date, multiplied by (B) the number of shares of Common Stock that were reclassified as and changed into such Fractional Share as a result of the Reverse Split. From and after the Reverse Split Effective Time, each holder of a Fractional Share shall have no further interest as a stockholder in the Corporation in respect of such Fractional Share.

Effective at 6:01 p.m. (Eastern Time) on the Effective Date (the “Forward Split Effective Time”), (i) each share of Common Stock, par value $0.005 per share, of the Corporation (including whole and fractional shares, but not including any Fractional Share, all which shall have been converted into the right to receive the Trading Value in accordance with the immediately preceding paragraph) outstanding or held in treasury as of immediately prior to the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified as and changed into [___] fully-paid and nonassessable shares of Common Stock, par value $0.005 per share; and (ii) any fractional share of Common Stock resulting from the calculation referred to in the immediately preceding clause “(i)” shall be rounded up to the nearest whole share.

3. The foregoing amendments of the Restated Certificate have been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

Dated:	_______________________
By:
Ram Krishnan Chief Executive Officer and President

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